Exhibit 10.32

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), is dated as of February 14, 2011, among Lattice Incorporated, a Delaware (the “Company”), and Barron Partners LP, a Delaware limited partnership (the “Purchaser”).    This Agreement reflects the date of closing and other conforming corrections.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

Article 1
DEFINITIONS

1.1   Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Series D Designations (as defined herein), and (b) the following terms have the meanings indicated in this Section 1.1:

“4.9% Limitation” means the limitation in Section 6(b) of the Certificate of Designation providing for limitation upon conversion rights of Series D Preferred Stock into shares of Common Stock to the extent that such conversion or exercise would result in beneficial ownership by Purchaser and its Affiliates of more than 4.9% of the then outstanding number of shares of Common Stock on such date.

“Affiliate” means any Person that, directly or indirectly through one (1) or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Articles” means the Certificate of Incorporation of the Company, as the same may be amended from time to time.

“Big Four” shall mean the auditing firms KPMG, Deloitte Touche Tohmatsu, PricewaterhouseCoopers and Ernst and Young.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designation” means the certificate of the rights, preferences and privileges, subject to the limitations, with respect to the Series D Preferred Stock.  The Certificate of Designation shall be in substantially the form of Exhibit A to this Agreement.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived, which shall be no later than February 14, 2011.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“EBITDA” means consolidated earnings before interest, taxes, depreciation and amortization, share-based compensation, and non-recurring extraordinary items, each determined in accordance with GAAP.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means: (a) shares of Common Stock or options to purchase Common Stock to employees, officers, directors and consultants of the Company pursuant to a stock or option plan adopted by the Board of Directors of the Company, at the amount not exceeding two and one-half percent (2.5%) per year of the outstanding common stock for any given year and not exceeding five percent (5%) for a five year period, (b) securities issued upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities (including the stock rights referenced in current SEC Reports as referenced in  Section 3.1(h)) exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that, unless set forth in current SEC Reports as referenced in Section 3.1(h), such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the directors, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company, as determined by a majority of the directors, and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.14 (b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.14(b).

“Purchase Price” shall mean the $1,000,000 in United States dollars payable by wire transfer at the time of the closing.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, one hundred and ten percent (110%) of the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of all Series D Convertible Preferred Stock (including a reasonable reserve for Underlying Shares issuable as payment of dividends), ignoring any conversion or exercise limits set forth therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Series D Convertible Preferred Stock and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

“Series D Convertible Preferred Stock” means the Series D Convertible Preferred Stock of the Company and such designations, preferences and limitations as are set forth in the Series D Designations.

“Series D Designations” means the Certificate of Designation, Preferences and Rights of Series D Convertible Preferred Stock filed with the State of Delaware on February 11, 2011.

“Shares” means the shares of common stock issuable upon conversion

“Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subsidiary” means any subsidiary of the Company as described on Exhibit 21.1 to the Company's Form 10-K.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the NYSE Amex, the New York Stock Exchange, the Nasdaq National Market, the OTC Bulletin Board, or “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices).

“Transaction Documents” means this Agreement, the Series D Designations and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the Series D Convertible Preferred Stock.

“VWAP” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean the price determined by the first of the following clauses that applies: (a) if shares of Common Stock are traded on a national securities exchange (an “Exchange”), the weighted average of the closing sale price of a share of the Common Stock of the Company on the last five (5) Trading Days prior to the Determination Date reported on such Exchange as reported in The Wall Street Journal (weighted with respect to the trading volume with respect to each such day); (b) if shares of Common Stock are not traded on an Exchange but trade in the over-the-counter market and such shares are quoted on the National Association of Securities Dealers Automated Quotations System (“NASDAQ”), the weighted average of the closing sale price of a share of the Common Stock of the Company on the last five (5) Trading Days prior to the Determination Date reported on NASDAQ as reported in The Wall Street Journal (weighted with respect to the trading volume with respect to each such day); (c) if such shares are an issue for which last sale prices are not reported on NASDAQ, the average of the closing sale price, in each case on the last five (5) Trading Days (or if the relevant price or quotation did not exist on any of such days, the relevant price or quotation on the next preceding Business Day on which there was such a price or quotation) prior to the Determination Date as reported by the Over the Counter Bulletin Board (the “OTCBB”), or any other successor organization; (d) if no closing sales price is reported for the Common Stock by the OTCBB or any other successor organization for such day, the average of the closing sale price, in each case on the last five (5) Trading Days (or if the relevant price or quotation did not exist on any of such days, the relevant price or quotation on the next preceding business day on which there was such a price or quotation) prior to the Determination Date as reported by  the "pink sheets" by the Pink Sheets, LLC, or any successor organization, (e) if no closing sales price is reported for the Common Stock by the OTCBB or any other successor organization for such day, then the average of the high and low bid and asked price of any of the market makers for the Common Stock as reported on the OTCBB or in the “pink sheets” by the Pink Sheets, LLC on the last five (5) Trading Days; or (e) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holder and reasonably acceptable to the Company.

ARTICLE 2
PURCHASE AND SALE

2.1   Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto, the Purchaser agrees to purchase, and the Company agrees to sell 454,546 shares of Series D Convertible Preferred Stock for aggregate consideration consisting  of $1,000,000 (the “Purchase Price”).  On the Closing Date, subject to the terms of this Agreement, Purchaser shall cause the Purchase Price to be delivered to the Company.  The Purchase Price shall be delivered via wire transfer  The Company shall deliver to the Purchaser the Series D Convertible Preferred Stock and the other items set forth in Section 2.2 issuable at the Closing.  Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Becker Meisel LLC, 354 Eisenhower Parkway, Eisenhower Plaza II, Suite 1500, Livingston, New Jersey 07037, or such other location as the parties shall mutually agree.

2.2   Deliveries.

(a)   On the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

           (i)   this Agreement duly executed by the Company;

(ii)   a stock certificate evidencing 454,546 shares of Series D Convertible Preferred Stock;

(iii)   any required consents or waivers;

(iv)   such other documents or certificates as may reasonably be requested by Purchaser; and

(b)   On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)   this Agreement duly executed by such Purchaser;

(ii)   the Purchase Price; and

(iii)   such other documents as may reasonably be requested by the Company or its counsel.

2.3   Closing Conditions.

(a)   The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)   the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchaser contained herein;

(ii)   all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)      the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)   The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)   the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(ii)   all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)   the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement; and

(iv)   there shall have been no Material Adverse Effect with respect to the Company since the date of the balance sheet (the “Balance Sheet”) included in the annual report on Form 10-K for the year ended December 31, 2009 filed with the Commission on April 13, 2010 (the “Form 10-K”) as updated with interim quarterly reports on Form 10-Q  subsequently filed with the Commission for each interim period preceding  the date of this Agreement.

Article 3
REPRESENTATIONS AND WARRANTIES

3.1   Representations and Warranties of the Company.  Except as set forth under the corresponding section of the disclosure schedules delivered to the Purchaser concurrently herewith (the “Disclosure Schedules”) which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the representations and warranties set forth below to Purchaser.

(a)   Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Exhibit 21.1 of the 10-K of the Company, as filed with the Commission.  The Company owns, directly or indirectly, such capital stock or other equity interests in SMEI and in each other  Subsidiary as reflected on Exhibit 21.1 and otherwise disclosed in the Company's current 10-K and 10-QSB free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no Subsidiaries, then all other references in the Transaction Documents to the Subsidiaries or any of them will be disregarded.

(b)   Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company and each of the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such corporate power and authority or qualification.

(c)   Independent Board.  As of the date of this Agreement, the Board of Directors of the Company consists of three (3) directors with 2 being “independent”, as defined in the rules promulgated under the 1934 Act.

(d)   Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(e)   No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(f)   Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than pursuant to Section 4.9 hereof, and the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws  (the “Required Approvals”).

(g)   Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company will have reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(h)   Capitalization.  The capitalization of the Company is as set forth in Item 1 (Financial Statements, inclusive of footnote) in the Company's Form 10QSB for the period ending September 30, 2010 (“10-Q”).  Except as disclosed in Item 1 of the current 10-Q, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities and as otherwise disclosed in Item 1 of the current 10-Q, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(i)   SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(j)   Litigation.  Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor, to the best of the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

(k)   Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the knowledge of the Company, the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  To the knowledge of the Company, the Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)   Compliance.  Neither the Company nor any Subsidiary (i) is in material default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) to the knowledge of the Company, is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)   Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)   Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o)   Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that the Intellectual Property Rights used by the Company or any Subsidiary violate or infringe upon the rights of any Person unless such notice has been resolved without a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expecting to have a Material Adverse Effect.

(p)   Insurance.   Except as set forth on Schedule 3.1(p), the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)   Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or a Subsidiary and (iii) for other employee benefits, including stock option or stock grant agreements under any stock plans of the Company.

(r)   No Disagreements with Auditors and Lawyers.  To the knowledge of the Company, there are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the auditors and lawyers formerly or presently employed by the Company.

(s)   Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t)   Private Placement.  Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby.

(u)   Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v)   Disclosure.  All disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that Purchaser has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(w)   No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

(x)   All outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments is set forth in the SEC Reports.  For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business) in excess of $25,000, (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(y)   Tax Status. The Company has timely filed all tax returns, reports, declarations, statements, and other information required by law to be filed with or supplied to any taxing authority with respect to the Taxes (as defined below) owed by the Company (the “Tax Returns”).  All Taxes due and payable on or before the Closing have been paid or will be paid prior to the time they become delinquent.  All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental entity.  The Company has not been advised (a) that any of the Tax Returns have been or are being examined or audited as of the date hereof, (b) that any such examination or audit is currently threatened or contemplated, or (c) of any deficiency in assessment or proposed judgment to its Taxes.  The Company has no knowledge of any liability for any Taxes to be imposed upon its properties or assets as of the date of this Agreement that are not adequately provided for on the Balance Sheet.  The Company has delivered or made available to the Purchaser true and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies filed by, assessed against or agreed to by the Company in the past three years.  The Company has never been a member of a consolidated or affiliated group of corporations filing a consolidated or combined income Tax Return, nor does the Company have any liability for Taxes of any other person or entity.  The Company is not a party to any tax allocation or sharing arrangement or tax indemnity agreement.  For purposes of this Agreement, the term “Taxes” shall mean all taxes, charges, fees, levies, or other similar assessments or liabilities, including, without limitation, income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll, and franchise taxes imposed by the United States of America or any other governmental entity, and any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

(z)   No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(aa)   Acknowledgment Regarding Purchaser’s Purchase of Securities.  The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities.  The Company further represents to Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(bb)   Acknowledgement Regarding Purchaser’s Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company (i) that Purchaser has not been asked to agree, nor has Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by Purchaser, including Short Sales, and specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that Purchaser, and counter-parties in “derivative” transactions to which Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (a)  Purchaser may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(cc)   Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) except in private transactions not involving a market maker, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company  or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

3.2   Representations and Warranties of the Purchaser.  Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)   Organization; Authority.  Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of Purchaser.  Each Transaction Document to which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)   Own Account.  Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)   Purchaser Status.  At the time Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it converts any Series D Convertible Preferred Stock it will be either: (i) an “accredited investor” as defined in Rule 501 under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A (a) under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)   Experience of Such Purchaser.  Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)   General Solicitation.  Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)   Short Sales and Confidentiality Prior To The Date Hereof.  Other than the transaction contemplated hereunder, Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with Purchaser, executed any disposition, including Short Sales, in the securities of the Company during the period commencing from the time that Purchaser first received a term sheet (written or oral) from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”).  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Purchaser's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement, Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g)   Risk Factors.  Purchaser hereby agrees and acknowledges that it has been informed of the following: (i) there are factors relating to the subsequent transfer of any Securities acquired hereunder that could make the resale of such Securities difficult; and (ii) there is no guarantee that Purchaser will realize any gain from the purchase of the Securities.  The purchase of the Securities involves a high degree of risk and is subject to many uncertainties.  These risks and uncertainties may adversely affect the Company’s business, operating results and financial condition.  In such an event, the trading price for the Common Stock could decline substantially and Purchaser could lose all or part of its investment.

(h)   Due Diligence.  Purchaser hereby agrees and acknowledges that Purchaser has reviewed the SEC Reports and has had an opportunity to meet with representatives of the Company and to ask questions and receive answers to Purchaser’s satisfaction regarding the Company’s proposed business and the Company’s financial condition in order to assist Purchaser in evaluating the merits and risks of purchasing the Securities.  All material documents and information pertaining to the Company and the purchase of Securities hereunder that have been requested by Purchaser have been made available to Purchaser.

(i)   Certain Fees.  Purchaser has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

ARTICLE 4
OTHER AGREEMENTS OF THE PARTIES

4.1   Transfer Restrictions.

(a)   The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of  Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b)   The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c) The Company acknowledges and agrees that Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company, provided, however, the Company may require the Purchaser to provide to the Company an opinion of counsel selected by the Purchaser and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company to the effect that such transfer or pledge does not require registration of such transferred or pledged Securities under the Securities Act.  At Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

4.2   Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3   Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser.

4.4   Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

4.5   Additional Company Covenants.

(a)   Retention of “Big Four” Audit Firm.  The Company shall retain a “Big Four” audit firm by June 30 2012.

(b)   Exchange Act Registration.  The Company (a) will continue its obligation to report to the SEC under Section E 12(d) of the 1934 Act and will use its best efforts to comply in all respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend any such registration or to terminate or suspend its reporting and filing obligations under the 1934 until the Purchasers have disposed of all of their Shares.

4.6   Reimbursement.  If Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any other stockholder), solely as a result of Purchaser’s acquisition of the Securities from the Company under this Agreement, the Company will reimburse Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchaser and any such Affiliate and any such Person.  The Company also agrees that neither the Purchaser nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

4.7   Indemnification of Purchaser.  Subject to the provisions of this Section 4.7, the Company will indemnify and hold Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against Purchaser, or any of its Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, solely as a result of such Purchaser’s acquisition of the Securities pursuant to this Agreement (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one (1) such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents, except if such claim arises primarily from a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance.

4.8       Reservation and Listing of Securities.

(a)   The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b)   If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the ninetieth (90th) day after such date.

4.9      Waiver of Anti-Dilution Rights.  The Company and the Purchaser hereby acknowledge that the issuance and sale of the Securities may trigger certain anti-dilution rights that the Purchaser is entitled to under certain other agreements pursuant to which the Purchaser acquired other securities of the Company.  The Purchaser hereby waives any and all such anti-dilution rights and hereby acknowledges that the issuance and sale of the Securities will not result in adjustments to the purchase prices, conversion prices, or exercise prices of any other outstanding securities of the Company held by the Purchaser.

4.10  Reserved.  .

4.11  Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of Purchaser.  The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of Purchaser.

4.12  Short Sales and Confidentiality After The Date Hereof.  The Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period commencing at the Discussion Time and ending at the time that the transactions contemplated by this Agreement are first publicly announced.  The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).  Notwithstanding the foregoing, Purchaser does not make any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced.

4.13   Securities Laws Disclosure Publicity.  The Company shall, within 4 Business Days of the Closing Date, file the Form 8-K with the Commission.  The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except: (a) as required by federal securities law in connection with (i) any registration statement and (ii) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

                4.14              Furnishing of Information; Public Information.

(a) Until the earliest of the time that (i) Purchaser does not own any Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

(b) At any time during the period commencing from the one year anniversary of the date hereof and ending on the earlier of (i) at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 and (ii) two years from the date hereof, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1%) of the aggregate Purchase Price of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Purchaser to transfer the Underlying Shares pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant to this Section are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the fifth (5th) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.0% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.15           Listing, Securities Exchange Act of 1934 and Rule 144 Requirements.

(a)  The Company is required to maintain their current listing on the OTC Bulletin Board or a listing on a higher exchange, maintain their status as a public company subject to the reporting requirements of the 1934 Act and shall not take any action which would cause its Common Stock not to be traded on their current exchange, except that the Company may list the Common Stock on the Nasdaq Stock Market, NYSE Amex Equities or New York Stock Exchange ~~(~~ and if the Company’s Common Stock is current on the Pink Sheets the Company must be fully reporting per Rule 144 until such time as they are regulated by the 1934 Act.)  If for any time after the Closing Date the Company is no longer in compliance with this Section 4.15, then the Company shall pay to the Purchaser as liquidated damages and not as a penalty, an amount equal to two  percent (2%) per month of the Purchase Price.

(b)  Not later than June 30, 2012, the Company shall use its commercially reasonably best efforts to cause its Common Stock, to be listed on the Nasdaq Market (the “Listing Upgrade Event”), and, from and after the date of such listing, (ii) to continue to be listed on this market. If, for any time after the Closing Date, the Company is not in compliance with this Section 4.15(b), then the Company shall pay to the Purchaser as liquidated damages and not as a penalty, an amount equal to three percent (3%) per month of the Purchase Price for the Shares then held by the Purchaser.

Liquidated damages payable pursuant to Sections 4.15(a) and 4.15(b) shall be payable in shares of Preferred  Stock or cash, as the Purchaser may request.  If, pursuant to this Agreement, in any section of this Agreement, shares of Preferred Stock are to be delivered for liquidating damages, each share of Preferred  Stock shall be valued at the lesser of (a) amount equal to the Conversion Ratio, as set forth in the Certificate of Designation, which initially shall be twenty (20), multiplied by the average closing price of the Common Stock for the five (5) trading days preceding the date on which the computation is required to be made or (b) Conversion Price in effect on the date on which the computation is required to be made as stated in the Certificate of Designations . Such damages shall be payable monthly on the tenth (10th) day of the following month, provided, further, however, that the liquidated damages payables pursuant to the terms hereof shall apply on a daily pro-rata basis for the time period that the Company is in default of such Sections and shall cease to accrue immediately upon the Company’s compliance with the terms of this Sections.

4.16   Rule 144 Sales/Registration.     At a date no earlier than September 30, 2011, the Company shall either (a) notify the transfer agent that the Shares may be treated as freely transferable without restriction and otherwise cooperate with such transfer agents requests for information, or, alternatively, (b) cause an effective registration statement to be filed to permit disposition by the Purchaser.    The Company's obligations under (a) of this Section 4.16 are conditioned upon the delivery of a legal opinion by Company's legal counsel with supporting affidavits from Purchaser with support for the supporting legal opinions to the effect that such Shares may be transferred in reliance in Rule 144 or other available exemption and such form of opinion and support being reasonably satisfactory to the transfer agent.    The Company's obligations under (b) of this Section 4.16 are conditioned upon the reasonable cooperation of Purchaser in provide any information reasonably necessary to prepare, file and maintain an effective registration statement for such Shares, including responding to information requests and comments from the SEC.

4.17   Preferred Stock.   For a period of three (3) years from the Closing Date, the Company will not issue any preferred stock of the Company with the exception of Preferred Stock issued to the Investors and preferred stock issued and outstanding prior to the Closing.

4.18   Convertible Debt.  On or prior to the Closing Date, the Company will cause to be cancelled all convertible debt in the Company. For a period of three (3) years from the Closing Date, the Company will not issue any convertible debt.

4.19   No Outside Interests.  The Company’s chairman and chief executive officer will devote his full time and attention to the business of the Company and shall not have any business interests or activities other than as chairman or chief executive officer, as the case may be, except that he may devote time, which shall not be material and which shall not interfere with his duties as the Company’s chairman or chief executive officer, as the case may be, to personal passive investments and charitable and community activities.  Furthermore, none of the Company Stockholders  or executives and directors shall have any interests or engage in any business which is directly or indirectly competitive with that of the Company or any Subsidiary.  The chief executive office may, upon approval by Board, serve as a member of the board of directors of other companies.

4.20   Independent Directors; Committees.  At Closing, the Company shall have (i) caused the appointment of the board of directors  (the “Board”), which shall not consist of more than five (5) members, the majority of whom to be qualified independent directors, as defined in the rules promulgated under the 1934 Act, (ii) caused the appointment of a majority of independent directors to the audit and compensation committees of the Company and (iii) obtained a directors and officers insurance policy with appropriate levels of coverage, as determined by the Board and provided such coverage is available on commercially reasonable terms.   All independent directors elected to the board of directors will be individuals of substantial net worth who also have served as directors of at least one other public company which has a history of reporting a profit on its annual financial statements.   If anytime after Closing Date, the Company fails to have a majority of qualified independent directors on the Board or majority of independent directors comprising the audit and compensation committee pursuant to this Section 4.20, the Company shall pay to the Purchaser, as liquidated damages and not as a penalty, an amount equal to fourteen percent (14%) per annum of the Purchase Price for the Shares then held by Purchaser, payable monthly in cash or Preferred  Stock at the option of Purchaser.   Such liquidated damages shall not accrue and become payable until after the Company has (a) received a demand notifying the Company of a breach of the provisions of this Section 4.20 and (b) thereafter not cured such breach within sixty (60) days.  The parties hereto agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages.  Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement. The parties hereto agree that the liquidated damages provided for in this Section 4.20 constitute a reasonable estimate of the damages that may be incurred by the Purchaser by reason of the failure of the Company to comply with provisions in this Section 4.20.

4.21   Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Stock (excluding amounts paid by the Company for legal and administrative fees in connection with the sale of such securities) to expand production capacity, establish sales offices and fund promotional efforts and fund working capital and acquisitions needs.

4.22   Right of First Refusal. For a period of twenty four (24) months from the Closing, Purchaser shall have the right to participate in any subsequent funding by the Company on a pro rata basis at ninety percent (90%) of the offering price.

4.23   Price Adjustment.   For a period of four  (4) years from the Closing the Company can not sell or issue  Common Stock at a price, or warrants, options, convertible debt or equity securities with an exercise price per share or a conversion price per share (such lower sales price, conversion or exercise price, as the case may be, being referred to as the “Subsequent Financing Price”), which is less than the Protection Price then in effect (the Protection Price shall be calculated as:

●	the Year 1 Protection Price shall be twice the Conversion Price as defined in the Certificate of Designation in effect as of the Closing Date.
●	the Year 2 Protection Price shall be the Year 1 Protection Price plus 50%.
●	the Year 3 Protection Price shall be the Year 2 Protection Price plus 50%.
●	the Year 4 Protection Price shall be the Year 2 Protection Price plus 50%.

If during the period of four (4) years from the Closing the Company closes on the sale or issuance of Common Stock at a price, or warrants, options, convertible debt or equity securities with an exercise price per share or a conversion price per share which is less than the Protection Price then in effect then the Conversion Price shall be lowered by the percentage difference between the Protection Price and Subsequent Financing Price.   The Company shall file such amendments requires to conform the Certificate of Designation so as effectuate this Protected Price provision in this Section 4.23, as and when required.

The following table demonstrates the Protection Price and adjustment to Conversion Price through year 3 with an initial Conversion Price of $0.11 and an example of a subsequent financing of $0.30 in Year 2 and a further financing of $0.60 in Year 4:

Year	Protection Price	Examples of Subsequent Financing Prices:	% diff between Protection Price and Subsequent Financing Price	Current Conversion Price
Initial Preferred Conversion Price				$0.11
Year 1	$0.22	none	na	$0.11
Year 2	$0.33	$0.30	9.00%	$0.10
Year 3	$0.50	none	na	$0.10
Year 4	$0.74	$0.60	19.00%	$0.08

4.24   Issuance of Additional Preferred Shares Based on Revenues and EBITDA

In addition to the shares of Series D Convertible Preferred Stock delivered at Closing, the Company shall deliver additional shares of such Series D Preferred Stock upon the occurrence of the following events:

(a)           for the fiscal year ended December 31, 2011, the Company's consolidated gross revenues does not equal or exceed $22,693,000 (the “Target 2011 Revenue”), upon which event the Company shall issue to Purchaser additional Preferred Series D Preferred as described below.

(b)           for the fiscal year ended December 31, 2012, the Company's EBITDA does not equal or exceed $4,926,000 (the “Target 2012 EBITDA”), upon which event the Company shall issue to Purchaser additional Preferred Series D Preferred as described below.

Should either event (a) or (b) occur, then the number of additional Series D Preferred Shares which are to be issued to Purchaser shall equal seven and one-half percent (7.5%) of the number Series D Preferred Shares issued to Purchaser under this Agreement.   If both events (a) and (b) occur, then the cumulative number of additional Series D Preferred Shares which Company will issue to Purchaser will equal, but not exceed fifteen percent (15%).

In the event that the Company does not file its Form 10-KSB for the year ended December 31, 2011 or 2012 with the SEC within thirty (30) days after the date that filing was required, after giving effect to any extension pursuant to Rule 12b-25 of the Exchange Act, than additional shares of Series D Convertible Preferred Stock equal to 15% of Series D Preferred Shares issued to the Purchaser under this Agreement shall be delivered to the Purchaser immediately.

The date for determining whether the the Company has meet its Target 2011 Revenue, or its Target 2012 EBITDA shall be date on which the Company files its Form 10-KSB with the SEC, after giving effect to any extension pursuant to Rule 12b-25 of the Exchange Act.

4.25   Insider Selling.   For a period of three (3) years, no executive, officer or director of the Company will sell any shares of Common Stock during the period in which such person serves as an executive, director or officer or the Company.   Andrew Barron Worden shall not be, directly nor indirectly, subject to this restriction.   The Company further agrees to secure undertakings from any executive, officer or director to company with this provision.   Without limiting the generality of the foregoing, the undertaking shall contain language which states that the holders of common shares who otherwise falls into this category shall not to directly or indirectly offer to sell, grant an option for the purchase or sale of, transfer, pledge assign, hypothecate, distribute or otherwise encumber or dispose of any securities in the Company in a transaction which is not in the public market unless the transferee agrees to be bound by the provisions of this Section 4.25.

4.26   Employment and Consulting Contracts.  For five (5) years after the Closing Date, the Company must obtain unanimous approval from the Compensation Committee of the Board regarding any awards of compensation for any officer, director, employee or consultants that exceeds $175,000 per annum.

4.27   Retention of Investor Relations. The Company must retain an investor relations  firm within 60 days post Closing Date.

4.28   No Loans or Advances.  Until the earlier of five (5) years from the Closing Date, the Company and its Subsidiaries will not make any loans, advances or other extensions of credit to the executive officers or directors of the Company, any Subsidiary or any Related Company or any family member or Affiliate of any of such executive officers or directors.

4.29   Subsequent Transactions. From the date hereof, the Company shall be prohibited from effecting or entering into or being in any agreement to effect any transaction involving a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below).  The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock.  The term “MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering.  Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

4.30   Additional Investment.   Management of the Company, along with other investors, will invest $150,000 within 45 days of closing in the Company in exchange for Common Stock at a price equal to or above the price paid by the Purchaser, such minimum price calculated by assuming the Purchaser immediately exercises it right to convert the Securities it acquires under this Agreement.

Article 5
MISCELLANEOUS

5.1   Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

5.2   Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3   Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4   Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5   Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6   Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser (other than by merger).  Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser”.

5.7   No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8   Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Hillsborough County, Florida.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Hillsborough County, Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9   Survival.  The representations, warranties, covenants and other agreements contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Securities, as applicable for a period of two (2) years from the date of this Agreement.

5.10   Execution.  This Agreement may be executed in two (2) or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11   Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12   Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.13   Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Remainder of Page Intentionally Left Blank)
 (Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LATTICE INCORPORATED	Address for Notice:
By: /s/ Paul Burgess Name: Paul Burgess Title: Chief Executive Officer	7150 N. Park Drive, Suite 500 Pennsauken, NJ 08109
With a copy to (which shall not constitute notice):

James M. McCarrick, Esq.
Becker Meisel LC
354 Eisenhower Parkway
Eisenhower Plaza II, Suite 1500
Livingston, New Jersey 07039
Tel: (973) 422-1100
Fax: (973) 422-9122

(Remainder of Page Intentionally Left Blank)
(Signature Page For Purchaser Follows)

[PURCHASER SIGNATURE PAGE TO SECURITIES
PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the dates first indicated above.

Name of Purchaser:  Barron Partners LP

Signature of Authorized Signatory of Purchaser: /s/ Andrew Barron Worden

Name of Authorized Signatory:    Andrew Barron Warden______________________________

Title of Authorized Signatory:      Chairman & CEO___________________________________

Email Address of Purchaser:        abw@barronpartners.com_____________________________

Facsimile Number of Purchaser:   212-359-0222______________________________________

Jurisdiction of Organization of Purchaser: New York

Address for Notice of Purchaser: 730 Fifth Avenue, 26th Floor, New York, NY 10019

Address for Delivery of Securities for Purchaser (if not same as above):

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